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                                                                                                                        Exhibit N

Metris Receivables, Inc.                                                     Metris Master Trust                   Monthly Report
Securityholders' Statement                                                      Series 1999-2                            Sep-2000
Section 5.2                                                                    Class A            Class B                Total
(i) Security Amount ..................................................      500,000,000.00     49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................                0.00                --                  0.00
(iii) Security Interest Distributed ..................................        2,976,562.50                --          2,976,562.50
(iv) Principal Collections ...........................................       24,008,232.96      2,374,440.65         26,382,673.60
(v) Finance Charge Collections .......................................       10,597,007.39      1,048,055.66         11,645,063.05
       Recoveries ....................................................          420,074.48         41,545.83            461,620.31
       Principal Funding Account Investment Earnings .................                0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......                0.00              0.00                  0.00
         Total Finance Charge Collections ............................       11,017,081.87      1,089,601.49         12,106,683.36
Total Collections ....................................................       35,025,314.83      3,464,042.14         38,489,356.96
             (vi) Aggregate Amount of Principal Receivables ..........                  --                --      5,776,202,860.06
       Invested Amount (End of Month) ................................      500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................           8.6562057%        0.8561083%            9.5123139%
       Fixed/Floating Allocation Percentage ..........................           8.6562057%        0.8561083%            9.5123139%
       Invested Amount (Beginning of Month) ..........................      500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                  --                --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                  --             84.72%     5,164,599,190.65
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                  --              6.91%       421,058,360.58
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                  --              2.63%       160,087,976.16
       90 Days and Over (60+ Days Contractually Delinquent) ..........                  --              5.75%       350,687,338.62
Total Receivables ....................................................                  --            100.00%     6,096,432,866.01
                (viii) Aggregate Investor Default Amount .............                  --                --          5,032,911.40
         As a % of Average Daily Invested Amount

              (Annualized based on 366 days/year) ....................                  --                --                 11.18%
(ix) Charge-Offs .....................................................                0.00              0.00                  0.00%
(x) Servicing Fee ....................................................                  --                --            900,738.61
(xi) Unreimbursed Redirected Principal Collections ...................                  --                --                  0.00
(xii) Excess Funding Account Balance .................................                  --                --                  0.00
(xiii) New Accounts Added ............................................                  --                --               125,502
(xiv) Average Gross Portfolio Yield ..................................                  --                --                 26.88%
         Average Net Portfolio Yield .................................                  --                --                 15.71%
(xv) Minimum Base Rate ...............................................                  --                --                  9.14%
        Excess Spread ................................................                  --                --                  6.56%
(xvi) Principal Funding Account Balance ..............................                  --                --                  0.00
(xvii) Accumulation Shortfall ........................................                  --                --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --                --             July 2005
        Accumulation Period Length ...................................                  --                --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                  --                --                  0.00
        Required Reserve Account Amount ..............................                  --                --                  0.00
        Available Reserve Account Amount .............................                  --                --                  0.00
        Covered Amount ...............................................                  --                --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                  --                --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                  --                --                  0.00
(xxi) Policy Claim Amount ............................................                  --                --                  0.00

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